UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 28, 2009

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

ZymoGenetics’ licensee, Merck Serono SA, recently decided to voluntarily discontinue the ongoing studies in multiple sclerosis (MS) for the investigational drug atacicept. This decision was taken based upon a recommendation from an Independent Data Monitoring Committee (the Committee), who determined that the risk/benefit relationship did not justify the continuation of these studies. In one of the studies, the Committee observed an increase in MS disease activity (mean number of relapses and MRI lesions) in the atacicept treatment arms compared to the placebo arm. Two ongoing studies of atacicept, one in rheumatoid arthritis and one in systemic lupus erythematosus, are continuing, as no comparable issues have been identified in these studies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: September 28, 2009	By:	/s/ JAMES A. JOHNSON
James A. Johnson Executive Vice President, Chief Financial Officer, Secretary and Treasurer